Exhibit 24.2

Power of Attorney

Frank E. Macher, whose signature appears below, constitutes and appoints each of Timothy R. Donovan and Kenneth R. Trammell, or either of them, his true and lawful attorney-in-fact and agent, to do any and all acts and things in his name and on his behalf in his capacity as director of Tenneco Automotive Inc., with full power of substitution and resubstitution, and to execute any and all instruments for him in the capacities indicated below, which said attorneys-in-fact and agents, or either of them, may deem necessary or advisable to enable said company to comply with the Securities Act of 1933 and any rules, regulations or requirements of the Securities and Exchange Commission, in connection with this registration statement, including, specifically, but without limitation, the power and authority to sign for him in the name and capacity indicated below, any and all amendments (including post-effective amendments) to this registration statement and other documents in connection therewith, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission. The undersigned does hereby ratify and confirm all that said attorneys-in-fact and agents, or either of them, shall lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following person in the capacity indicated and on the 12th day of May, 2004.

Signature	Position

/s/ Frank E. Macher Frank E. Macher	Director